Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2020 Results
Fourth Quarter Revenue of $39.4 Million Represents 45% Annual Growth
Revenue Growth and Operating Leverage Drove Significant Growth in GAAP Net Income and Non-GAAP Adjusted EBITDA in Fiscal 2020

Austin, TX - June 2, 2020 - Digital Turbine, Inc. (NASDAQ: APPS) announced financial results for the fiscal full year and quarter ended March 31, 2020. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations. The Company completed its acquisition of Mobile Posse, Inc. on February 28, 2020. All operating results discussed below include the contribution of Mobile Posse’s operations for the period from February 28, 2020 through March 31, 2020.

Recent Financial Highlights:

•
Fiscal fourth quarter revenue was $39.4 million, representing 45% growth when compared to the fiscal fourth quarter of 2019. Fiscal year 2020 revenue totaled $138.7 million, up 34% as compared to fiscal year 2019 revenue.

•
GAAP net income for the fiscal fourth quarter was $14.0 million, or $0.16 per share, as compared to a GAAP net loss of $6.8 million, or ($0.09) per share for the fiscal fourth quarter of 2019. Non-GAAP adjusted net income[1] for the fiscal fourth quarter was $4.2 million, or $0.05 per share, as compared to Non-GAAP adjusted net income of $2.4 million, or $0.03 per share, in the fiscal fourth quarter of 2019.

•
Non-GAAP adjusted EBITDA[2] for the fiscal fourth quarter was $5.3 million, as compared to Non-GAAP adjusted EBITDA of $3.3 million in the fiscal fourth quarter of 2019. Non-GAAP adjusted EBITDA for full year fiscal 2020 totaled $19.6 million, representing 120% growth when compared to Non-GAAP adjusted EBITDA of $8.9 million in fiscal year 2019.

•
GAAP cash provided by operating activities totaled $13.5 million in the fiscal fourth quarter. Non-GAAP free cash flow[3] totaled $11.8 million in the fiscal fourth quarter. The Company had total cash and cash equivalents of $21.5 million as of March 31, 2020.

•
GAAP gross margin was 39% for the fiscal fourth quarter of 2020, as compared to 40% in the fiscal fourth quarter of 2019. Non-GAAP adjusted gross margin[4] was 40% for the fiscal fourth quarter of 2020, as compared to 42% in the fiscal fourth quarter of 2019.

•	The Company has surpassed 405 million total devices with Ignite installed to date, including more than 40 million devices installed during the fiscal fourth quarter.

“We executed well in our fiscal fourth quarter, delivering results that exceeded our expectations while completing the highly strategic Mobile Posse acquisition and tactically navigating the onset of unique challenges and opportunities presented by COVID-19,” said Bill Stone, CEO. “I am incredibly grateful for the resilience, focus, and determination shown by the entire Digital Turbine team, which has enabled our business to quickly adapt to rapidly evolving market trends during these dynamic times. Today, more than ever, consumers are turning to their mobile devices and applications for information, socialization,

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

entertainment, education, and home delivery services, and Digital Turbine values its critical role in helping to connect consumers to this content.”

“Looking ahead to fiscal 2021 and the pursuit of our primary growth objectives, we are highly confident given the strengthening momentum underlying our business today. We remain laser-focused on operational execution in support of our valued partners, advertisers on our platform, and mobile end-users everywhere. While we expect some near-term uncertainty in terms of device activations amid carrier store closures and associated re-opening timelines, we could not be more pleased with the clear strength in demand that we are witnessing from key advertiser segments, most notably within the mobile gaming, social media, news, content streaming, and home delivery segments that collectively comprise the overwhelming majority of our app installs. We expect consumers’ increased usage of these types of apps to continue well beyond the current period, which we believe should continue to provide an upward bias to conversion rates and revenue-per-device trends even as device activation levels return to normalized levels. Furthermore, like many others in the mobile industry, we eagerly look forward to broader promotion and adoption of 5G devices later this year as a possible catalyst for increased activations and richer application-based services.”

Mr. Stone concluded, “We believe that our motivated team, profitable operating model, healthy balance sheet, and unique platform offering give us the confidence to not just be able to weather near-term macro conditions, but to be able to continue to grow both our top and bottom lines despite these conditions.”

Fourth Quarter Fiscal 2020 Financial Results

Results for the fourth quarter and full fiscal year 2020 include the results of the acquired Mobile Posse operations from February 28, 2020 through March 31, 2020. Revenue for the fourth quarter of fiscal 2020 was $39.4 million, representing an increase of 45% year-over-year.

GAAP gross margin was 39% for the fourth quarter of fiscal 2020, as compared to a 40% GAAP gross margin in the fourth quarter of fiscal 2019. Non-GAAP adjusted gross margin4 was 40% for the fourth quarter of fiscal 2020, as compared to 42% for the fourth quarter of fiscal 2019.

GAAP net income from continuing operations for the fourth quarter of fiscal 2020 was $14.0 million, or $0.16 per share, as compared to a GAAP net loss from continuing operations for the fourth quarter of fiscal 2019 of $6.8 million, or ($0.09) per share. Non-GAAP adjusted net income1 for the fourth quarter of fiscal 2020 was $4.2 million, or $0.05 per share, as compared to Non-GAAP adjusted net income of $2.4 million, or $0.03 per share, during the fourth quarter of fiscal 2019.

Non-GAAP adjusted EBITDA2 was $5.3 million for the fourth quarter of fiscal 2020, as compared to Non-GAAP adjusted EBITDA of $3.3 million for the fourth quarter of fiscal 2019. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

Full Year Fiscal 2020 Financial Results

Revenue for fiscal 2020 totaled $138.7 million, representing an increase of 34% as compared to revenue of $103.6 million in fiscal 2019.

GAAP gross margin was 39% for fiscal 2020, as compared to a 34% GAAP gross margin in fiscal 2019. Non-GAAP adjusted gross margin4 was 40% for fiscal 2020, as compared to 36% in fiscal 2019.

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

GAAP net income from continuing operations for fiscal 2020 was $14.3 million, or $0.17 per share, as compared to a GAAP net loss from continuing operations for fiscal 2019 of $4.3 million, or ($0.06) per share. Non-GAAP adjusted net income1 for fiscal 2020 was $17.5 million, or $0.20 per share, as compared to Non-GAAP adjusted net income of $5.9 million, or $0.08 per share, in fiscal 2019.

Non-GAAP adjusted EBITDA2 was $19.6 million for fiscal 2020, as compared to Non-GAAP adjusted EBITDA of $8.9 million in fiscal 2019. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

Business Outlook

Based on information available as of June 2, 2020, the Company expects first quarter fiscal 2021 revenue of between $47 million and $50 million, and Non-GAAP adjusted EBITDA2 of between $8 million and $10 million.

It is not reasonably practicable to provide a business outlook for GAAP net income/(loss) from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, or other items that are difficult to predict with precision.

About Digital Turbine, Inc.

Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency, and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore, and Tel Aviv. For additional information, visit www.digitalturbine.com.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full fiscal year 2020 financial results and provide operational updates on the business and issue additional commentary on the Mobile Posse acquisition. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through June 9, 2020. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10144552.

The conference call will discuss guidance and other material information.

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”), non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the Non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, loss on extinguishment of debt, tax adjustments, and transaction expenses. Readers are cautioned that Non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net income/(loss) excluding the following cash and non-cash expenses: net interest income/(expense), foreign exchange transaction loss, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense, loss on extinguishment of debt, non-recurring severance expense, and transaction expenses. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income/(loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, Non-GAAP adjusted net income and EPS, and Non-GAAP free cash flow are used by management as internal measures of profitability, performance, and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases, and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products, are forward-looking statements that speak only as of the date made and involve known and unknown risks, uncertainties, and other factors that may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:

•	a decline in general economic conditions nationally and internationally

•	decreased market demand for our products and services

•	market acceptance and brand awareness of our products

•	risks associated with indebtedness

•	the ability to comply with financial covenants in outstanding indebtedness

•	the ability to protect our intellectual property rights

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll-out for mobile phones deploying Ignite)

•	actual mobile device sales and sell-through where Ignite is deployed is out of our control

•	risks associated with our ability to manage the business amid the COVID-19 pandemic

•	the impact of COVID-19 on our partners, digital advertising spend, and consumer purchase behavior

•	the impact of COVID-19 on our results of operations

•
risks associated with new privacy laws, such as the European Union’s GDPR and similar laws, which may require changes to our development and user interface for certain functionality of our mobile platform

•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end-user take rates of carrier and OEM software pushes, which include Ignite

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

•	risks associated with fluctuations in the number of Ignite slots across US carrier partners

•	required customization and technical integration, which may slow down time to revenue, notwithstanding the existence of a distribution agreement

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve scale

•	customer adoption that either we or the market may expect

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

•	the difficulty of extrapolating monthly demand to quarterly demand

•
the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth, and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)

•	ability as a smaller Company to manage international operations

•
varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage, such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•
technology management risk, as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform, given the Company's relatively limited resources

•
risks and uncertainties associated with the integration of the acquisition of Mobile Posse, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

•	other risks including those described from time-to-time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases, and other communications.

You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations Contacts:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income / (Loss)
(in thousands, except per share amounts)

	3 Months Ended March 31,		12 Months Ended March 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)
Net revenues	$39,351	$27,192	$138,715	$103,569
Costs of revenues
License fees and revenue share	23,591	15,768	83,588	65,981
Other direct costs of revenues	432	470	1,454	2,023
Total cost of revenues	24,023	16,238	85,042	68,004
Gross profit	15,328	10,954	53,673	35,565
Operating expenses
Product development	3,706	2,702	12,018	10,876
Sales and marketing	3,710	2,501	11,244	8,212
General and administrative	4,987	3,817	17,199	13,032
Total operating expenses	12,403	9,020	40,461	32,120
Income / (loss) from operations	2,925	1,934	13,212	3,445
Interest and other income / (expense), net
Interest income / (expense)	(77)	(472)	41	(1,120)
Foreign exchange transaction gain / (loss)	—	(3)	—	3
Change in fair value of convertible note embedded derivative liability	—	(2,104)	—	(1,008)
Change in fair value of warrant liability	1,021	(5,720)	(9,580)	(4,875)
Loss on extinguishment of debt	—	(421)	—	(431)
Other income / (expense)	(223)	336	232	153
Total interest and other income / (expense), net	721	(8,384)	(9,307)	(7,278)
Income / (loss) from continuing operations before income taxes	3,646	(6,450)	3,905	(3,833)
Income tax (benefit) / provision	(10,381)	312	(10,375)	469
Income / (loss) from continuing operations, net of taxes	14,027	(6,762)	14,280	(4,302)
Loss from discontinued operations	(209)	(96)	(380)	(1,708)
Loss from discontinued operations, net of taxes	(209)	(96)	(380)	(1,708)
Net income / (loss)	13,818	(6,858)	13,900	(6,010)
Foreign currency translation adjustment	129	(26)	(235)	(31)
Comprehensive income / (loss)	$13,947	$(6,884)	$13,665	$(6,041)
Basic net income / (loss) per common share
Continuing operations	0.16	(0.09)	0.17	(0.06)
Discontinued operations	—	—	—	(0.02)
Basic net income / (loss) per common share	$0.16	$(0.09)	$0.17	$(0.08)
Weighted-average common shares outstanding, basic	86,784	79,404	84,594	77,440
Diluted net income / (loss) per common share
Continuing operations	0.15	(0.09)	0.16	(0.06)
Discontinued operations	—	—	—	(0.02)
Diluted net income / (loss) per common share	$0.15	$(0.09)	$0.16	$(0.08)
Weighted-average common shares outstanding, diluted	91,875	79,404	89,558	77,440

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	March 31, 2020	March 31, 2019
ASSETS
Current assets
Cash	$21,534	$10,894
Restricted cash	125	165
Accounts receivable, net of allowances of $4,059 and $895, respectively	33,135	22,707
Prepaid expenses and other current assets	3,653	1,331
Current assets held for disposal	—	2,026
Total current assets	58,447	37,123
Property and equipment, net	8,183	3,430
Right-of-use assets	4,237	—
Deferred tax assets	—	40
Intangible assets, net	43,882	—
Goodwill	69,262	42,268
TOTAL ASSETS	$184,011	$82,861
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$31,579	$14,912
Accrued license fees and revenue share	19,423	16,205
Accrued compensation	4,311	2,441
Accrued earn-out	23,735	—
Short-term debt, net of debt issuance costs of $62 and $0, respectively	1,188	—
Other current liabilities	2,573	826
Current liabilities held for disposal	—	3,924
Total current liabilities	82,809	38,308
Long-term debt, net of debt issuance costs of $245 and $0, respectively	18,505	—
Warrant liability	—	8,013
Other non-current liabilities	5,243	182
Total liabilities	106,557	46,503
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 88,041,240 issued and 87,306,784 outstanding at March 31, 2020; 82,354,940 issued and 81,620,485 outstanding at March 31, 2019	10	10
Additional paid-in capital	360,224	332,793
Treasury stock (754,599 shares at March 31, 2020 and March 31, 2019)	(71)	(71)
Accumulated other comprehensive loss	(591)	(356)
Accumulated deficit	(282,218)	(296,118)
Total stockholders' equity	77,454	36,358
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$184,011	$82,861

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	3 Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income / (loss) from continuing operations, net of taxes	$14,027	$(6,762)
Adjustments to reconcile net income / (loss) to net cash used in operating activities:
Depreciation and amortization	858	621
Change in allowance for doubtful accounts	2,660	(42)
Loss on disposal of fixed assets	(4)	—
Non-cash interest expense	6	547
Stock-based compensation	666	595
Stock-based compensation for services rendered	173	155
Change in fair value of convertible note embedded derivative liability	—	2,104
Change in fair value of warrant liability	(1,021)	5,720
Loss on extinguishment of debt	—	406
(Increase) / decrease in assets:
Accounts receivable	1,762	1,586
Deposits	—	10
Deferred tax assets	—	399
Prepaid expenses and other current assets	82	121
Right-of-use asset	171	—
Increase / (decrease) in liabilities:
Accounts payable	10,260	(7,640)
Accrued license fees and revenue share	(3,689)	4,715
Accrued compensation	806	820
Other current liabilities	(2,419)	(1,041)
Other non-current liabilities	(10,823)	127
Net cash provided by operating activities - continuing operations	13,515	2,441
Net cash used in operating activities - discontinued operations	(2,148)	(265)
Net cash provided by operating activities	11,367	2,176

Cash flows from investing activities
Capital expenditures	(1,666)	(533)
Acquisition of Mobile Posse, net of cash recieved	(41,872)	—
Net cash used in investing activities	(43,538)	(533)

Cash flows from financing activities
Proceeds from borrowings	20,000	—
Payment of debt issuance costs	(313)	—
Options and warrants exercised	135	511
Repayment of debt obligations	—	(1,600)
Net cash provided by / (used in) financing activities	19,822	(1,089)

Effect of exchange rate changes on cash	129	(26)

Net change in cash	(12,220)	528

Cash and restricted cash, beginning of year	33,879	10,531

Cash and restricted cash, end of year	$21,659	$11,059

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(in thousands)
	3 Months Ended March 31,		12 Months Ended March 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing operations
Revenue	$39,351	$27,192	$138,715	$103,569
Gross profit	15,329	10,954	53,673	35,565
Gross margin percentage	39.0%	40.3%	38.7%	34.3%
Add-back items:
Amortization of intangibles	—	224	—	1,230
Depreciation of software	431	148	1,454	696
Non-GAAP gross profit from continuing operations	$15,760	$11,326	$55,127	$37,491
Non-GAAP gross margin percentage from continuing operations	40.0%	41.7%	39.7%	36.2%

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
	3 Months Ended March 31,		12 Months Ended March 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing operations
Net income / (loss) from continuing operations	$14,027	$(6,763)	$14,280	$(4,303)
Add-back items:
Stock and stock option compensation	839	750	3,353	2,531
Amortization of intangibles	218	224	218	1,230
Change in fair value of convertible note embedded derivative and warrant liability	(1,021)	7,824	9,580	5,883
Loss on extinguishment of debt	—	406	—	431
Non-recurring severance expense	—	—	—	145
Tax adjustment (1)	(10,552)	—	(10,552)	—
Transaction expenses	657	—	657	—
Non-GAAP adjusted net income from continuing operations	$4,168	$2,441	$17,536	$5,917
Non-GAAP adjusted net income per share from continuing operations	$0.05	$0.03	$0.20	$0.08
Weighted-average common shares outstanding, diluted	91,875	79,404	89,558	77,440
(1) Valuation allowance release due to purchase price allocation of Mobile Posse.

Digital Turbine Fourth Quarter and Fiscal 2020 Results
June 2, 2020

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED EBITDA
(in thousands)
	3 Months Ended March 31,		12 Months Ended March 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing operations
Net income / (loss) from continuing operations	$14,027	$(6,763)	$14,280	$(4,303)
Add-back items:
Stock and stock option compensation	839	750	3,353	2,531
Amortization of intangibles	218	224	218	1,230
Depreciation expense	620	396	2,124	1,535
Interest (income) / expense, net	77	472	(41)	1,120
Other (income) / expense, net	223	(316)	(246)	(139)
Change in fair value of convertible note embedded derivative liability and warrant liability	(1,021)	7,824	9,580	5,883
Loss on extinguishment of debt	—	406	—	425
Non-recurring severance expense	—	—	—	145
Foreign exchange transaction (gain) / loss	—	4	1	(2)
Income tax provision / (benefit)	(10,381)	312	(10,375)	469
Transaction expenses	657	—	657	—
Non-GAAP adjusted EBITDA from continuing operations	$5,259	$3,309	$19,551	$8,894

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS
(in thousands)
	3 Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash provided by operating activities from continuing operations	13,515	2,441
Capital expenditures	(1,666)	(533)
Non-GAAP free cash flow provided by continuing operations	$11,849	$1,908